                                                                    EXHIBIT 99.1

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                                        CONTACT:  Robert K. Hynes (212) 355-5200

                                                    RELEASE DATE:  APRIL 2, 2004

 FOR IMMEDIATE RELEASE

               WHX ANNOUNCES COMPLETION OF REFINANCING TRANSACTION

NEW YORK,  N.Y. - APRIL 2, 2004 - WHX  CORPORATION  (NYSE:  WHX) announced today that the Company's wholly-owned subsidiary, Handy & Harman, successfully entered into new  financing  arrangements  with each of Congress  Financial  Corporation
("Congress"),  as agent,  and Ableco  Finance  LLC  ("Ableco"),  as agent,  with aggregate  commitments of $163.15  million.  Congress'  facility  consisted of a revolving  credit  facility  of up to $70  million  and a term  loan  of  $22.15 million. Ableco's facility consisted of a Tranche B term loan of $71 million. In connection with the  transaction,  WHX also made a subordinated  loan to Handy &
Harman in the amount of $43.5 million.  The proceeds of the loans from Congress,
Ableco and WHX were primarily used to refinance Handy & Harman's previous credit facility with Citibank, N.A., and for working capital purposes.

WHX is a holding  company that has been  structured to invest in and/or manage a diverse  group of  businesses.  WHX's  primary  business  is Handy &  Harman,  a
diversified   manufacturing   company  with   activities   in  precious   metals
fabrication, specialty wire and tubing and engineered materials.

Forward-Looking Statements

THIS PRESS RELEASE  CONTAINS  FORWARD-LOOKING  STATEMENTS  WITHIN THE MEANING OF
SECTION 27A OF THE  SECURITIES  ACT OF 1933, AS AMENDED,  AND SECTION 21E OF THE
SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WHICH ARE INTENDED TO BE COVERED BY
THE  SAFE  HARBORS   CREATED   THEREBY.   INVESTORS  ARE   CAUTIONED   THAT  ALL
FORWARD-LOOKING  STATEMENTS  INVOLVE RISKS AND  UNCERTAINTY,  INCLUDING  WITHOUT
LIMITATION,  GENERAL ECONOMIC  CONDITIONS,  THE ABILITY OF THE COMPANY TO MARKET
AND SELL ITS PRODUCTS, AND THE EFFECTS OF COMPETITION AND PRICING.  ALTHOUGH THE
COMPANY BELIEVES THAT THE ASSUMPTIONS UNDERLYING THE FORWARD-LOOKING  STATEMENTS
ARE REASONABLE, ANY OF THE ASSUMPTIONS COULD BE INACCURATE, AND THEREFORE, THERE
CANNOT BE ASSURANCE THAT ANY  FORWARD-LOOKING  STATEMENTS INCLUDED IN THIS PRESS
RELEASE WILL PROVE TO BE  ACCURATE.  IN LIGHT OF THE  SIGNIFICANT  UNCERTAINTIES
INHERENT IN ANY  FORWARD-LOOKING  STATEMENTS  INCLUDED HEREIN,  THE INCLUSION OF
SUCH INFORMATION  SHOULD NOT BE REGARDED AS A  REPRESENTATION  BY THE COMPANY OR
ANY OTHER PERSON THAT THE OBJECTIVES AND PLANS OF THE COMPANY WILL BE ACHIEVED.